ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

UNIFIED SERIES TRUST

(Registration Number 1346968)

Daniel J. Condon, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 51 to the Agreement and Declaration of Trust of Unified Series Trust is attached hereto.

/s/ Daniel J. Condon

Daniel J. Condon, Trustee

STATE OF OHIO )

COUNTY OF HAMILTON )

The foregoing instrument was acknowledged to me by Daniel J. Condon, who is personally known to me, a Trustee of Unified Series Trust, an Ohio business trust, on behalf of said trust, this 7th day of October 2024.

[Notary Seal]                                                                            /s/ Elisabeth Dahl

Notary Public

My Commission Expires:

UNIFIED SERIES TRUST

Amendment No. 51 to Agreement and Declaration of Trust

The undersigned President of Unified Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust by written consent in lieu of a meeting effective October 7, 2024:

RESOLVED, that pursuant to Section 4.1 of the Agreement and Declaration of Trust of Unified Series Trust, the Board of Trustees of the Trust hereby amends in its entirety the first paragraph of Section 4.2 to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the “Absolute Select Value ETF,” the “Absolute Capital Opportunities Fund,” the “Absolute Convertible Arbitrage Fund,” the “Absolute Flexible Fund,” the “Absolute CEF Opportunities,” the “Appleseed Fund,” the “Auer Growth Fund,” the “Ballast Small/Mid Cap ETF,” the “Channel Short Duration Income Fund,” the “Crawford Large Cap Dividend Fund,” the “Crawford Small Cap Dividend Fund,” the “Crawford Multi-Asset Income Fund,” the “Dean Equity Income Fund,” the “Dean Mid Cap Value Fund,” the “Dean Small Cap Value Fund,” the “Efficient Enhanced Multi-Asset Fund,” the “Fisher Investments Institutional Group Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group Fixed Income Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Fixed Income Fund for Retirement Plans,” the “Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Small Cap Equity Fund,” the “OneAscent Large Cap Core ETF,” the “OneAscent Core Plus Bond ETF,” the “OneAscent International Equity ETF,” the “OneAscent Emerging Markets ETF,” the “OneAscent Small Cap Core ETF,” the “Q India Equity Fund,” the “Standpoint Multi-Asset Fund,” and the “Tactical Multi-Purpose Fund” (collectively the “Series”). As to the “Crawford Large Cap Dividend Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares, “Class I,” and “Class C.” As to the “Appleseed Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the "Absolute Convertible Arbitrage Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the “Efficient Enhanced Multi-Asset Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Class I Shares” and the “Class A Shares.” As to the Q India Equity Fund, the Trustees hereby establish and designate three Classes of Shares, the “Class I Shares”, the “Class II Shares”, and the “Investor Class Shares.” As to the Standpoint Multi-Asset Fund, the Trustees hereby establish and designate two Classes of Shares, the “Institutional Class” and the “Investor Class.” The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

FURTHER RESOLVED, that the above paragraph shall supersede and take the place of the existing first paragraph of Section 4.2 of the Agreement and Declaration of Trust.

This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: October 7, 2024

/s/ Martin R. Dean

Martin R. Dean, President